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                                                                    Exhibit 21.1


                 LIST OF SUBSIDIARIES OF TELETECH HOLDINGS, INC.

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NAME OF SUBSIDIARY                                                                                JURISDICTION OF
                                                                                                  INCORPORATION

TeleTech Services Corporation                                                                     Colorado
TeleTech Customer Care Management (West Virginia), Inc.                                           West Virginia
TeleTech Customer Care Management (Colorado), Inc. (f/k/a TeleTech
  Teleservices, Inc.)                                                                             Colorado
TeleTech Customer Care Management (New York), Inc.                                                New York
TeleTech Facilities Management (Parcel Customer Support), Inc.                                    Delaware
TeleTech Facilities Management (Postal Customer Support), Inc.                                    Delaware
TeleTech Customer Care Management (California), Inc. (f/k/a TeleTech
  Telecommunications, Inc.)                                                                       California
TeleTech Financial Services Management, Inc.                                                      Delaware
TeleTech Financial Services Management, LLC                                                       Delaware
T-TEC LABS, INC. (f/k/a TeleTech Technology Development and Integration, Inc.)                    Delaware
TeleTech Customer Care Management (Telecommunications), Inc.                                      Delaware
TeleTech Health Services Management, Inc.                                                         Delaware
Digital Creators, Inc.                                                                            Colorado
TeleTech Customer Care Management (Pennsylvania), Inc.                                            Pennsylvania
TeleTech Customer Care Management (Pennsylvania), LLC                                             Pennsylvania
TeleTech Customer Care Management, Inc.                                                           Delaware
TeleTech Financial Services Management (WV), Inc.                                                 Delaware
TeleTech Customer Care Management (South America), Inc.                                           Delaware
TeleTech Customer Care Management (Texas), Inc.                                                   Texas
TeleTech Customer Care Management (General), Inc. (f/k/a Maxwell Leasing Company)                 Delaware
TeleTech Customer Care Management (GS), Inc.                                                      Delaware
Customer Care Life Insurance Agency Limited                                                       Canada
Customer Care General Insurance Agency Limited                                                    Canada
Holdco (3472680 Canada, Inc.)                                                                     Canada
TeleTech International Pty Ltd. f/k/a Access 24 (Service Corporation) Pty Ltd                     Australia
TeleTech (UK) Limited                                                                             UK
High Performance Health Pty Ltd. - Queensland                                                     Australia
TeleTech Argentina S.A.                                                                           Argentina
TeleTech Customer Care Management (Japan), Inc.                                                   Delaware
TeleTech Canada. Inc f/k/a EDM Electronic Direct Marketing, Ltd.                                  Canada
TeleTech Limited New Zealand                                                                      New Zealand
TeleTech Customer Care Management (Ireland) Limited                                               Ireland
TeleTech Brasil Servicos de Informatica Ltda. f/k/a Outsource Informatica Ltda.                   Brazil

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

TeleTech Brasil, Ltda                                                                             Brazil
TeleTech South America Holdings, Inc.                                                             Delaware
Pamet River, Inc. (f/k/a TeleTech Acquisition Corporation)                                        Delaware
TeleTech Mexico S.A. de C.V. f/k/a Telemercadeo Integral S.A. de C.V.                             Mexico
TTEC Nevada, Inc.                                                                                 Nevada
TeleTech Customer Services, Inc.                                                                  Nevada
TeleTech Customer Management Pte. Ltd.                                                            Singapore
Connect, S.A.                                                                                     Argentina
Comlink                                                                                           Argentina
Apoyo Empresarial de Servicios S. de R.L. de C.V.                                                 Mexico
Servicios y Administraciones de Bajio S. de R.L. de C.V.                                          Mexico
Percepta, LLC (f/k/a Ford Tel II, LLC f/k/a FWAC Management LLC f/k/a FWAC LLC)                   Delaware
Percepta, UK Limited                                                                              UK
Ford Tel I                                                                                        Canada
TeleTech Germany GmbH                                                                             Germany
Inversiones Caspio, SL                                                                            Spain
Contact Center Holdings, S.L.                                                                     Spain
Difusio Telemarketing Grup, SA                                                                    Spain
ZigZag 2000, SL                                                                                   Spain
TeleTech International Holdings, Inc                                                              Delaware
GFD Belfast Ltd                                                                                   N. Ireland
Newgen Results Corporation                                                                        Delaware
Newgen Dealer Pricing Center, Inc.                                                                California
Newgen Results Canada, Ltd.                                                                       Quebec
Newgen Management Services, Inc.                                                                  Delaware
Carabunga.com, Inc.                                                                               Delaware
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